Exhibit 10.58

NEITHER THIS NOTE NOR THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HEREUNDER HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION (TOGETHER, THE "SECURITIES LAWS") AND MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED OR ENCUMBERED IN THE ABSENCE OF COMPLIANCE WITH SUCH SECURITIES LAWS AND UNTIL THE COMPANY (AS DEFINED HEREIN) THEREOF SHALL HAVE RECEIVED AN OPINION FROM COUNSEL REASONABLY ACCEPTABLE TO IT THAT THE PROPOSED DISPOSITION WILL NOT VIOLATE ANY APPLICABLE SECURITIES LAWS.

POPMAIL.COM, INC.

CONVERTIBLE PROMISSORY NOTE

WITH COGNOVIT PROVISION

Irving, Texas

$70,000.00 February 8, 2001

THIS CONVERTIBLE PROMISSORY NOTE (the "Note") is one of a duly authorized issue of Convertible Promissory Notes of PopMail.com., inc., a corporation duly organized and existing under the laws of the State of Minnesota (the "Company"), designated as its 12% Convertible Promissory Notes Due January 5, 2002, in an aggregate principal amount not exceeding U.S. $4,000,000 (the "Notes").

FOR VALUE RECEIVED, the Company promises to pay to GSI Ventures, LLC, an Ohio limited liability company ("Holder"), in lawful money of the United States of America, the principal sum of Seventy Thousand Dollars ($70,000.00), together with interest in arrears on the unpaid principal balance at a rate equal to Twelve Percent (12%) per annum, in the manner provided below. Interest shall be calculated on the basis of a 360-day year of twelve 30-day months and accrued on a daily basis for the actual number of days elapsed from the date hereof on the principal balance from time to time outstanding as hereinafter provided.

1. Payments.

1.1 Principal and Interest. Accrued interest under this Note shall be due and payable in quarterly installments on February 1, 2001, May 1, 2001, August 1, 2001 and November 1, 2001 and the entire outstanding principal balance of the Note, together with all accrued but unpaid interest thereon, shall be due and payable in full on January 5, 2002 (the "Maturity Date"). Notwithstanding anything to the contrary contained herein, upon Holder's consent, which shall be made in its sole and absolute discretion, Company may pay any portion of the quarterly installments of accrued interest payable hereunder with shares of Company's common stock, par value $.01 per share (the "Common Stock"). The value of the Common Stock used to pay any such quarterly installments of accrued interest shall be determined by the closing sale price of the Common Stock as reported by Nasdaq on the preceding trading day before the quarterly installment is paid.

1.2 Manner of Payment. Except as otherwise provided herein, all payments of principal and interest on this Note shall be made in immediately available funds. If any payment of principal or interest on this Note is due on a day which is not a Business Day, such payment shall be due on the next succeeding Business Day, and such extension of time shall not be taken into account in calculating the amount of interest payable under this Note. "Business Day" means any day other than a Saturday, Sunday or legal holiday in the State of Ohio.

1.3 Prepayment. The Company may, without premium or penalty, at any time and from time to time, prepay all or any portion of the outstanding principal balance due under this Note, provided that each such prepayment is accompanied by the accrued interest on the amount of principal prepaid calculated to the date of such prepayment. The Company shall provide Holder with not less than fifteen (15) days written notice prior to such prepayment. In the event a transaction described in Section 4.3 hereof is contemplated prior to or contemporaneous with prepayment, said written notice shall include the information specified in the notice made pursuant to Section 4.3 hereof.

1.4 Default Interest. Upon the occurrence of an Event of Default (as defined below), this Note shall accrue interest at a default rate of interest equal to the lesser of 18% per annum or the maximum rate permitted under Ohio Law.

2. Default.

2.1 Event of Default. The occurrence of any one or more of the following events with respect to Company shall, upon 30 days' written notice to the Company, constitute an event of default hereunder ("Event of Default") provided that, the events set forth in Sections 2.1(a), 2.1(b), 2.1(c) and 2.1(d) shall constitute an Event of Default immediately upon their occurrence and Lender shall not be required to provide the 30 days written notice for any such event:

(a) If Company shall fail to pay when due any payment of principal or interest or other amount due on this Note.

(b) If, pursuant to or within the meaning of the United States Bankruptcy Code or any other federal or state law relating to insolvency or relief of debtors (a "Bankruptcy Law"), the Company shall (i) commence a voluntary case or proceeding; (ii) consent to the entry of an order for relief against it in an involuntary case; (iii) consent to the appointment of a trustee, receiver, assignee, liquidator or similar official; (iv) make an assignment for the benefit of its creditors; or (v) admit in writing its inability to pay its debts as they become due.

    If a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against the Company in an involuntary case, (ii) appoints a trustee, receiver, assignee, liquidator or similar official for the Company or substantially all of the Company=s properties, or (iii) orders the liquidation of the Company, and in each case the order or decree is not dismissed within 30 days.

(d) If an event of default occurs as defined in that certain Loan Agreement executed on or about December 1, 2000 by and between the Company, Holder, the Company's subsidiaries and SDK Investments, Inc., and as amended on December 8, 2000 (the "Loan Agreement") or an event of default occurs as defined in any of the Loan Documents, regardless of whether or not such event of default is caused by Company or any of its subsidiaries or affiliates who are a party to the Loan Agreement or the Loan Documents.

(e) A breach of any obligation or covenant of Company set forth in this Note.

    Any representation or warranty made in writing to Holder by Company made in this Note or in connection with the making of the Loan shall prove at any time to have been incorrect or materially misleading when made.

    Notice by the Company. The Company shall notify Holder in writing within five days after the occurrence of any Event of Default of which the Company acquires knowledge.

    Remedies. Upon the occurrence of any Event of Default hereunder as above provided, and at any time thereafter, all principal, interest and other amounts payable under this Note shall, at the option of Holder, become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by Company. Holder may proceed with every remedy available at law or in equity or provided for in the Loan Documents or in any other document executed in connection with the Loan, in such order or sequence as Holder may determine in its sole discretion, including concurrently, independently, or successively, and all expenses incurred by Holder in connection with any remedy shall be deemed indebtedness of Company to Holder including, but not limited to, reasonable attorneys' fees incurred by Holder.

3. Conversion.

    Holder Conversion.

    The Holder shall have the right, at the Holder's option, at any time prior to payment in full of the principal balance of this Note, to convert this Note, in accordance with the provisions of Section 3.2 hereof, in whole or in part, into fully paid and nonassessable shares of Common Stock (the "Common Stock") of the Company. The number of shares of Common Stock into which this Note may be converted ("Conversion Shares") shall be determined by dividing: [A] the sum of (i) the outstanding principal amount of the Note to be converted, (ii) all accrued interest thereon to the date of conversion, and (iii) all other indebtedness Company owes Holder under this Note, by [B] the amount equal to 140% of the "Market Price" of the Common Stock (the "Conversion Price").

(b) Notwithstanding Section 3.1(a), in the event that Company has paid any amount it owes to Holder pursuant to this Note ("Partial Payment"), then from the date of the Partial Payment for a period of 90 days, Holder shall have the right to purchase at a strike price equal to the Conversion Price (the "Purchase Price") a certain number of shares of the Common Stock (the "Purchase Right"). The number of shares of Common Stock that Holder may purchase shall be determined by dividing the Partial Payment by the Conversion Price. For purposes of this Note, any shares of Common Stock that Holder purchases pursuant to its Purchase Right shall be considered Conversion Shares. The Purchase Right may be exercised by Holder, in whole or in part, by written notice to the Company, together with payment by Holder to the Company of the Purchase Price in immediately available funds.

3.2 Conversion Procedure.

(a) Notice of Conversion and Purchase Right Pursuant to Section 3.1. Before the Holder shall be entitled to convert this Note into shares of Common Stock, it shall surrender this Note at the office of the Company and shall give written notice in the form attached hereto as Exhibit A (the "Holder Conversion Notice") to the Company at its principal corporate office, of the election to convert all or a portion of this Note pursuant to Section 3.1(a). If this Note is converted in part only, the Company shall execute and deliver a new note to the Holder thereof in the principal amount equal to the portion of this Note not so converted. Before the Holder may exercise its Purchase Right, it shall give written notice to the Company at its principal corporate office, of its exercise of its Purchase Right pursuant to Section 3.1(b) prior to the expiration of the 90-day period the Purchase Right is available.

    Mechanics and Effect of Conversion.  No fractional shares of Common Stock shall be issued upon conversion of this Note or exercise of the Purchase Right. Upon the conversion of this Note pursuant to Section 3.1(a) above, the Holder shall surrender this Note, duly endorsed, at the principal office of the Company. At its expense, the Company shall, as soon as practicable after receiving the Holder Conversion Notice or notice of Holder's exercise of its Purchase Right, issue and deliver to such Holder at such principal office a certificate or certificates for the number of shares of Common Stock to which the Holder shall be entitled upon such conversion or purchase (bearing such legends as are required by the Loan Agreement or applicable state and federal securities laws in the opinion of counsel to the Company), together with a new note for the principal amount of the Note that was not converted, if any. Upon conversion of all or a portion of this Note, the Company shall be forever released from all its obligations and liabilities under this Note, to the extent of the principal amount so converted.

3.3 Limitations on Conversion. Unless the Company shall have obtained the approval of its voting shareholders to such issuance in accordance with the rules of Nasdaq or any other stock market rules with which the Company shall be required to comply, but only to the extent required thereby, the Company shall not issue shares of its Common Stock (i) upon conversion of any of the principal sum outstanding hereunder, or (ii) as interest on the principal sum due hereunder, if such issuance of Common Stock, when added to the number of shares of Common Stock previously issued by the Company (x) upon conversion of the principal sum due under the Notes and (y) in payment of interest due under the Notes, would equal or exceed 20 percent of the number of shares of the Company's Common Stock that were issued and outstanding on the date hereof (the "Maximum Issuance Amount"). In the event that a properly executed Holder Conversion Notice is received by the Company which would require the Company to issue shares of Common Stock equal to or in excess of the Maximum Issuance Amount, the Company shall honor such conversion request by (a) converting the amount of the principal and interest stated in such conversion notice that is not in excess of the Maximum Issuance Amount and (b) paying the remaining principal and interest due requested by Holder to be converted; provided that, Company shall first use its best efforts to obtain as soon as practicable after obtaining a Holder Conversion Notice the approval of its voting shareholders to issue Conversion Shares in excess of the Maximum Issuance Amount.

    Limitations on Issuance of Common Stock. Notwithstanding anything herein to the contrary, in no event shall the Holder be permitted to receive Conversion Shares upon exercising its conversion rights or Common Stock as payment for accrued interest on this Note (collectively referred to as "Conversion Rights") to the extent that (x) the number of shares of Common Stock beneficially owned by the Holder (other than shares of Common Stock issuable upon exercise of Holder's Conversion Rights) plus (y) the number of shares of Common Stock issuable upon exercise of the Holder's Conversion Rights, would be equal to or exceed 4.9% of the number of shares of Common Stock then issued and outstanding, including shares issuable upon exercise of the Holder's Conversion Rights after application of this Section 3.4. As used herein, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act"). To the extent that the limitation contained in this Section 3.4 applies, the determination of whether Holder may exercise its Conversion Rights (in relation to other securities owned by the Holder) and of which a portion of the Conversion Rights are exercisable shall be in the sole discretion of the Holder, and the submission of a Holder Conversion Notice (or written notice in the case of payment of accrued interest in shares of Common Stock) shall be deemed to be the Holder's determination of whether the Conversion Rights are exercisable (in relation to other securities owned by the Holder) and of which portion of the Conversion Rights are exercisable, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. Nothing contained herein shall be deemed to restrict the right of the Holder to exercise its Conversion Rights at such time as such exercise will not violate the provisions of this Section 3.4. The provisions of this Section 3.4 may be waived by the Holder upon, at the election of the Holder, 61 days' prior notice to the Company, and the provisions of this Section 3.4 shall continue to apply until such 61st day (or such later date as may be specified in such notice of waiver). No exercise of the Conversion Rights in violation of this Section 3.4 but otherwise in accordance with this Note shall affect the status of the Common Stock issued upon such exercise as validly issued, fully-paid and nonassessable.

4. Anti-Dilution Adjustments.

4.1 Adjustments for Stock Splits and Subdivisions. In the event the Company should at any time or from time to time after the date of issuance hereof fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of this Note shall be appropriately decreased so that the number of shares of Common Stock issuable upon conversion of this Note shall be increased in proportion to such increase of outstanding shares.

4.2 Adjustments for Reverse Stock Splits. If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock through a reverse stock split, then, following the record date of such combination, the Conversion Price for this Note shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of this Note shall be decreased in proportion to such decrease in outstanding shares.

4.3 Adjust for Reorganization, Reclassification, Merger and Sale. If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of the Company's Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for such common shares, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, the Holder shall have the right to convert and receive upon the basis and upon the terms and conditions specified in this Note and in lieu of the shares of the Common Stock of the Company immediately theretofore convertible and receivable upon the exercise of the rights represented hereby, such shares of stock, other securities or assets as would have been issued or delivered to the Holder as if it had exercised this Note and had received such shares of common stock prior to such reorganization, reclassification, consolidation, merger or sale. The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed to the registered Holder of this Note at the last address of such Holder appearing on the books of the Company, the obligation to deliver to such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to convert.

4.4 Other Adjustment. If the Company takes any other action, or if any other event occurs which does not come within the scope of the provisions of Sections 4.1 through 4.3, but which should result in an adjustment in the Conversion Price and/or the number of shares subject to this Note in order to fairly protect the purchase rights of the Holder, an appropriate adjustment in such purchase rights shall be made by the Company.

4.5 Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the issuance of the Conversion Shares such number of its shares of Common Stock as shall from time to time be sufficient to issue the Conversion Shares; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the issuance of the Conversion Shares, in addition to such other remedies as shall be available to the holder of this Note, the Company will use its best efforts to take such corporate action as may, in the opinion of Holder's counsel, be necessary to increase its authorized but unissued shares to such number of shares as shall be sufficient for such purposes.

5. Miscellaneous.

5.1 Waiver. The rights and remedies of Holder under this Note shall be cumulative and not alternative. No waiver by Holder of any right or remedy under this Note shall be effective unless in a writing signed by Holder. Neither the failure nor any delay in exercising any right, power or privilege under this Note will operate as a waiver of such right, power or privilege and no single or partial exercise of any such right, power or privilege by Holder will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by nonwaivable applicable law, (a) no claim or right of Holder arising out of this Note can be discharged by Holder, in whole or in part by a waiver or renunciation of the claim or right unless in a writing, signed by Holder; (b) no waiver that may be given by Holder will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on the Company will be deemed to be a waiver of any obligation of the Company or of the right of Holder to take further action without notice or demand as provided in this Note. The Company hereby waives presentment, demand, protest and notice of dishonor and protest.

5.2 Notices. The Company shall give any notice required or permitted to be given hereunder to the Holder or the Holder to the Company in accordance with the Loan Agreement.

5.3 Severability. If any court of competent jurisdiction holds any provision in this Note invalid or unenforceable, the other provisions of this Note will remain in full force and effect. Any provision of this Note held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

5.4 Governing Law. This Note will be governed by the laws of the State of Ohio without regard to conflicts of laws principles.

5.5 Parties in Interest; Assignment. This Note shall bind the Company and its successors and assigns. Subject to the provisions of the legend on this Note, the Holder may assign this Note upon providing Company notice of such assignment.

    Section Headings, Construction. The headings of Sections in this Note are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Note unless otherwise specified.

5.7 Capitalized Terms. All capitalized terms used in this Note and not defined herein shall have the same meaning as in the Loan Agreement.

5.8 Gender. All words used in this Note will be construed to be of such gender or number, as the circumstances require. Unless otherwise expressly provided, the words "hereof" and "hereunder" and similar references refer to this Note in its entirety and not to any specific section or subsection hereof.

5.9 JURY WAIVER. THE UNDERSIGNED AND HOLDER (BY ITS ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT TORT OR OTHERWISE) BETWEEN OR AMONG THE UNDERSIGNED AND HOLDER ARISING OUT OF OR IN ANY WAY RELATED TO THIS DOCUMENT, ANY OTHER RELATED DOCUMENT, OR ANY RELATIONSHIP BETWEEN HOLDER AND THE UNDERSIGNED. THIS PROVISION IS A MATERIAL INDUCEMENT TO HOLDER TO PROVIDE THE FINANCING DESCRIBED HEREIN OR IN THE OTHER LOAN DOCUMENTS.

5.10 Jurisdiction. Company, by its execution hereof (i) hereby irrevocably submits to the exclusive jurisdiction of the State of Ohio and to the exclusive jurisdiction of the United States District Court for the Southern District of Ohio for the purpose of any suit, action or other proceeding arising out of or based upon this Note, the Loan Agreement or any Loan Document or the subject matter hereof or thereof brought by Holder or its successors or assigns, and (ii) agrees not to assert, by way of motion, as a defense or otherwise, in any such proceeding, any claim that Company is not subject personally to the jurisdiction of the above-named courts, that Company's property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is brought in an inconvenient forum, that the venue of any such proceeding brought in one of the above-named courts in improper, or that this Note, the Loan Agreement or any Loan Document, or the subject matter hereof or thereof, may not be enforced in or by such court.

CONFESSION OF JUDGMENT. UPON AN EVENT OF DEFAULT, COMPANY HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS ANY ATTORNEY-AT-LAW TO APPEAR IN ANY COURT OF RECORD AND TO CONFESS JUDGMENT AGAINST COMPANY FOR THE UNPAID AMOUNT OF THIS NOTE, PLUS ATTORNEYS' FEES AS PROVIDED IN THIS NOTE, PLUS COSTS OF SUIT, AND TO RELEASE ALL ERRORS, AND WAIVE ALL RIGHTS OF APPEAL. IF A COPY OF THE NOTE, VERIFIED BY AN AFFIDAVIT, SHALL HAVE BEEN FILED IN THE PROCEEDING, IT WILL NOT BE NECESSARY TO FILE THE ORIGINAL AS A WARRANT OF ATTORNEY. COMPANY WAIVES THE RIGHT TO ANY STAY OF EXECUTION AND THE BENEFIT OF ALL EXEMPTION LAWS NOW OR HEREAFTER IN EFFECT. NO SINGLE EXERCISE OF THE FOREGOING WARRANT AND POWER TO CONFESS JUDGMENT WILL BE DEEMED TO EXHAUST THE POWER, WHETHER OR NOT ANY SUCH EXERCISE SHALL BE HELD BY ANY COURT TO BE INVALID, VOIDABLE, OR VOID; BUT THE POWER WILL CONTINUE UNDIMINISHED AND MAY BE EXERCISED FROM TIME TO TIME AS HOLDER MAY ELECT UNTIL ALL AMOUNTS OWING ON THIS NOTE HAVE BEEN PAID IN FULL.

WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

IN WITNESS WHEREOF, the Company has executed and delivered this Note as of the date first stated above.

POPMAIL.COM, INC.

By:______________________________

Title: Chief Executive Officer

Acknowledged and agreed to this

____ day of February, 2001.

GSI Ventures, LLC

By:

Its:

Execution Version

EXHIBIT A

NOTICE OF CONVERSION

AT THE ELECTION OF THE HOLDER

(To Be Signed Only Upon Conversion of Note)

TO POPMAIL.COM, INC.

The undersigned, the holder of the foregoing Note, hereby surrenders such Note for conversion into shares of Common Stock of POPMAIL.COM, INC., to the extent of $_____ of the unpaid principal amount of such Note, and requests that the certificates for such shares be issued in the name of, and delivered to, ______________ whose address is ________________________________.

Dated: __________________________________

_________________________________

(Signature must conform in all respects to

name of holder as specified on the face of

the Note)

_________________________________

(Address)